        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON September 30, 2006

                      Registration No.

        U.S. Securities and Exchange Commission Washington, D.C. 20549

                                   FORM SB-2/A

                              Amendment Number 6

                             Commission File Number: 333-119146

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             QUANTUM VENTURES, INC

               (Name of small business issuer in its charter)

      NEVADA                         7380                 applied for

(State or other jurisdiction of  (Primary Standard    (I.R.S. Employer

incorporation or organization)        Industrial       Identification

                                 Classification Code        No)

                                       Number)

                        8926 Shepherd Way

                        Delta BC, Canada, V6C 4K1

                        Telephone: 604-783-5865

       (Address and telephone number of principal executive offices)

                       Copies of Communications to:

                       Joseph I. Emas, Attorney at Law

                       1224 Washington Avenue

                       Miami Beach, Florida 33139

                       Telephone: 305-531-1174

                       Fax: 305-531-1274

                 ------------------------------------------

                       Nevada Agency & Trust Company

                       50 West Liberty Street, Suite 880

                       Reno, Nevada, 89501

                       (775) 322-0626

      (Name, address and telephone number of agent for service)

                   ___________________________

     Approximate date of commencement of proposed sale to the public:

     As soon as practicable after the effective date of this Registration

     Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                                       |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c)

under the Securities Act, check the following box and list the Securities

Act registration statement number of the earlier effective registration

statement for the same offering.                       |__|____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d)

under the Securities Act, check the following box and list the Securities

Act registration statement number of the earlier effective registration

statement for the same offering.                       |__|____________

If delivery of the prospectus is expected to be made pursuant to Rule

434, check the following box.

                                                       |__|____________

                       CALCULATION OF REGISTRATION FEE

Title of each                   Proposed        Proposed

class of                        maximum         maximum

securities        Amount to be  offering price  aggregate   Amount of

to be registered  registered    per unit (1)    price (2)   registration fee(2)

Common Stock      8,650,000      $0.01           $86,650      $11.08

                    shares

(1) Based on last sales price on June 30 , 2004 and the anticipated price selling security holders will offer and sell their shares of common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457

(Section 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table.  If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the

Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold May be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as May be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the

Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated September 30, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

QUANTUM VENTURES INC.

(A Development Stage Company)

8926 Shepherd Way

Delta BC, Canada, V6C 4K1

Telephone: 604-783-5865

8,650,000 SHARES OF COMMON STOCK

   ----------------

This prospectus covers the 8,650,000 shares of common stock of

Quantum Ventures Inc. being offered by certain selling security holders.

We will not receive any proceeds from the sale of the shares by the selling security holders.

There is presently no public market for our shares.  The selling security holders will offer and sell the shares of common stock at $.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. The information in this prospectus is accurate as of the date on the front page of this prospectus, but the information may have changed since that date.

The purchase of the securities offered through this prospectus involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See section entitled "Risk Factors" on pages 5 - 10 ...

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES

COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON

THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE

CONTRARY IS A CRIMINAL OFFENSE.

- ----------------

The Date of this Prospectus is: September 30, 2006 ..

TABLE OF CONTENTS

PART I  PROSPECTUS

Blank Check Company………………………………………………………………………………………………………………………………………  9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

MANAGEMENT'S DISCUSSION AND ANALYSIS

FINANCIAL STATEMENTS.................................................F2-

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

This summary highlights important information about our company and business. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section. Unless the context requires otherwise, "we," "us," "our", "and the "company" and similar terms refer to Quantum Ventures, Inc.

Quantum Ventures, Inc.

Quantum Ventures, Inc. is a corporation formed under

the laws of the State of Nevada, whose principal executive offices are located at 8926 Shepherd Way Delta BC, Canada our telephone number is 604-783-5865

Our Business and Business Strategy

We are a development stage company and have not begun revenue producing activities, have produced no revenues to date and have had extremely limited operations and have relied on the sale of our securities to fund our operations to date.

Our auditors have included in their report covering our financial statements for the period from incorporation to June 3 0 , 2004,

that there is substantial doubt about our ability to continue as a going concern.

Our business plan is to further develop and commercialize a software program that provides the ability to track, diagnose, recommend treatment in patients, utilizing a structured and supervised method of third party specialists information, by potentially providing a link to the specialist, along with a patients medical history, diagnosis and treatment for review by the specialist ..  This can involve the interactive use of text, audio, pictures or video both encapsulated and streaming , both Audio and Visual kernels are part our software to allow for the interface of additional software to make these features active.

The software’s ability to interact with the patient’s medical history and treatment is dependent upon the input provided by the doctor or other health professional using the software.  Software gateways are left open to add modules for database integration and to do online and networked searches.  Mediflow scans keywords of the doctors input and a n indexed database utilizing both Heuristic and Boolean (See Glossary) logical algorithms, for each of the diseases looking for matching symptoms, analyzing the true phase (during current treatment) , and the drugs being used.

It then matches the results with models found in the database, flagging any abnormalities in both the diagnosis and treatment, and suggesting a solution.

Med i flow uses its intelligent database search engines to prompt the health care professional to give a more detailed description of the symptoms should no reasonable match be found.  It will also prompts for more information should there be more than one individual or set of symptoms that could produce a different set of diagnosis and treatment if left unaddressed.  This double blind system using the Heuristic system to narrow the field to reasonableness and lock and locate the true problem using Boolean searches.

We plan to market our software as a service to Doctors in the U.S. and Canada.  We plan to further develop our software program as an easy to use, functional, responsive and integrated program that focuses on the needs of the Medical community.

Our plan is to earn revenue from the sale of our software product.

We acquired through our wholly owned subsidiary QV Ventures Ltd.

a British Columbia  Corporation, the prior development and prototype software of the of the Mediflow Software Program on May 18,2004 and our agreement was subsequently amended on November 19, 2005 from 3493734 Manitoba a company managed by Larry Cherrett of Winnipeg Manitoba Canada . We acquired the Mediflow  software in its entirety from 3493734 Manitoba Ltd. who received all the assets of World Star by virtue of monies owed to 3493734 Manitoba Ltd. by World Star thrigh a registered debenture. There is no relationship between the Company or the Company’s Management with Larry Cherrett,3493734 Manitoba Ltd. or World Star Holdings.

  We have continued testing, and have commenced preliminary web site development since that time. Our development plan calls for completion of a web and demonstration site. To complete our plan we will need to hire additional staff and technical consultants and invest in additional Computers and Servers as well as acquire our own data base through either purchase or lease ..

Glossary of terms

Boolean: Boolean searches are named for Boolean algerbra, which was developed by the British mathematician George Boole (1815-1864). It was designed to manipulate symbols by a purely algebraic method, without regard for any particular interpretation, but to reflect basic laws of thought. The term now refers to abstract symbols, and is applied to both the areas of probability and to computer design and search algorithm functions.

The key Boolean search terms are "AND", "OR", and "NOT" .. They from a set of logical operators which allow control over the dimension of the search when two or more are used. That is, it helps the search engine to narrow choices, by eliminating things which may coincidentally contain a word you chose for the search, but have little to do with what you are actually looking for. Two words joined by AND have the effect of restricting a search, since both words must be present for the search engine to report it to you. Two words joined by OR has the effect of expanding the search more widely, since only one term must be present for a successful hit.

The MediFlow software has incorporated an additional logical operator, NEAR .. Depending on the algorithm, the use of the term will find two words within X-number of words from one another. Theoretically, improving your chances for a successful hit.

This algorithm allows the search of the medical database for a series of best fit matches that narrows the results.

Heuristic: The term heuristic is used for algorithms which find         solutions among all possible ones ,but they do not guarantee that the best will be found,therefore they may be considered as approximately and not accurate algorithms.These algorithms,usually find a solution close to the best one and they find it fast and easily.Sometimes these algorithms can be accurate,that is they actually find the best solution, but the algorithm is still called heuristic until this best solution is proven to be the best.  Mediflow uses this approach to narrow the Bolean results to a single coordinated result.

Summary Financial Data

We incurred a loss in the amount of for the period from incorporation to

March 31 , 200 6 of $ 51,032 .. At March 31,2006 our working capital was $ 41,448.

Securities Being Offered         8,650,000 shares of common stock.

Securities Issued

And to be Issued                 14,650,000 shares of common stock are

                                 issued and outstanding as of the date

                                 of this prospectus. We are paying the

                                  costs of this offering. All of the common

                                 stock to be sold under this prospectus

                                 will be sold by existing stockholders.

Use of Proceeds                  We will not receive any proceeds from

                                 the sale of the common stock by the

                                 selling stockholders.

                          RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all material risks contained in this prospectus, before purchasing shares in the company.

If we do not obtain additional financing, our business plan will fail.

We currently have insufficient capital to meet our business

plan.  We cannot assure that we will be able to raise capital or develop sufficient revenues.  In the absence of additional financing and obtaining additional capital, there remains the risk that you could loose your entire investment and our business would fail.

Any additional financing will likely significantly dilute your equity interest in our stock.

We hope to raise additional financing in the future.  Even if we are able to obtain capital, any financing will likely involve a dilution of the interest of our stockholders upon the issuance of additional shares of common stock and other securities.  Given our weak economic state, the terms upon which capital may be available could well involve substantial dilution to our stockholders, which

May reduce significantly the value of your investment in our shares.

There is currently no market for our common stock, and while we plan to get our stock trading on bulletin board but there can be no assurance that a market for our common stock will ever be quoted investors may find it extremely difficult to resell their shares and should not expect liquidity.

There is currently no market for our common stock. There is no assurance that a market for our common stock will ever be quoted

We anticipate applying for trading of our common stock on the OTC

Bulletin Board upon the effectiveness of this registration

statement of which this prospectus forms part.  We cannot assure you that our common stock will be traded on the bulletin board or,

if traded, that a market will materialize.  In the absence of a public market for our common stock, an investment in our shares would be considered illiquid.  Even if a public market is

established, it is unlikely a liquid market will develop.

Investors seeking liquidity in a security should not purchase our common stock.

We have limited operating history and there is very little information on our company which limits your ability to evaluate our company.

We are a development-stage company with limited prior business operations and no revenues to date. We commenced our operations on April 14, 2003. We are presently engaged in development of software as a service to Doctors in the U.S. and Canada.. Unless we are able to secure adequate funding, we may not be able to successfully continue development and market our products and our business will most likely fail. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, need to accomplish the following:

•

Completed organizational activities;

•

Develop and complete our business plan;

•

Obtain interim funding;

•

Engage and retain consultants for professional services and software development; and

•

Develop an Internet website;

in order to establish ourselves and our software product. Failure to obtain funding for continued development and marketing would result in us having difficulty growing our revenue or achieving profitability.

You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a development stage company and our business may fail and you may loose your entire investment.

As a result of a deficit of $ 51,032 through March 31, 2006 and our limited working capital, our auditors have raised a substantial doubt as to our ability to continue as a going concern.

As at March 31, 2006 , we had $ 41,448 of working capital on hand.  For the period from incorporation April 14, 2004 through March 31,2006 we incurred a deficit of $ 51,032 .. We expect to lose more money as we spend additional capital to continue development and market our products and services, and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, any economic weakness may limit our ability to continue development and ultimately market our products and services. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

If we are unable to develop our web site and demonstration site or develop a market for our software, our ability to generate revenue would be limited.

Our web site and demonstration site are currently in the development stage. In order to commence sales, we will have to complete these developments. We will also have to complete testing of both our web site and demonstration site prior to commencing full commercial operations in order to ensure that the sites are functioning properly and is capable of being marketed to the public.  We have not yet earned any revenues and we will not be able to earn any revenues until development of our Web and demonstration sites are complete.  If we are unable to complete these developments, we will not be able to market our program or earn any revenues.

We rely on our Mr. Desmond Ross and Ronald Nittritz who do not devote their full business time to our business.

We have only two directors and we rely principally on Mr. Desmond Ross our President for his entrepreneurial skills and experience and to implement our business plan. Presently Mr. Ross does not devote full time and attention to our affairs which could result in delays in implementing our business plan. Our success depends to a critical extent on the continued efforts of services of our Chief Executive Officer and President, Mr. Ross.

If we were to lose Mr. Ross, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for this key executive officer at all, or on terms that are not unduly expensive or burdensome to our company.  We do not currently carry a key-man life insurance policy on Mr. Ross, which would assist us in recouping our costs in the event of the loss of this officer. Moreover, we do not have an employment agreement with any of our directors or officers including Mr. Ross. Accordingly, if Mr. Ross does not continue to manage our affairs, or devote sufficient amounts of his business time to enable us to implement our business plan, our business would likely fail and you may lose your entire investment.

If we fail to provide protection for our Intellectual Property we may be subject to infringement or the illegal transfer of our software

Failure to provide adequate protection our proprietary rights in the from of conientiality agreements, copy rights, trademarks or patents could expose us to infringement or the illegal transfer of our rights by other parties and could offer similar services, significantly harming our competitive position and decreasing our revenues or causing our business to fail.

 Some of our business associates have not signed a confidentiality agreement there is the risk that information could be disclosed to other parties and used by other parties causing irreparable harm to our business or potentially business failure.

Even though our confidentiality agreement provides protection for us to a certain degree, some of the company’s business associates have not executed a confidentiality agreement. There is the risk of an improper transfer of our code,  such as if the software code is transferred offshore or the Company is unaware of an improper transfer. This could cause irreparable harm to the company and may cause our business to fail.

We may not be able to generate revenues as we are currently dependent on the Mediflow software program as our only source of revenue.

We rely solely on the Mediflow software program to develop revenues for the company. We do not have an alternate software program or an alternative business to generate revenue and are not seeking either at this time. I f the Mediflow software program is inoperable or if the prospective market for the Mediflow software program does not develop, this could result in the company not having the ability to provide their product and generate revenue , causing our business to fail.

If our Mediflow software program contains programming errors or defects, it would adversely affect our reputation and cause us to lose customers.

The development of our software program requires that we undertake system integration and computer programming.  There is a risk that the system integration and software programming that we complete as part of the development process will contain errors and defects including errors and defects in the system's security subsystem that we will not be able to discover until we commence operations.  Our software program may develop system errors or defects or security failures that cause harm to our users data. Problems experienced by users and loss of users data and business processes will adversely impact our reputation and ability to earn revenues, to retain existing customers or to develop new customers.

If we are not able to adapt to rapid technology change affecting our software program, web and demonstration sites and continually upgrade the Mediflow software program, we may not be able to attract or retain customers and our business will fail ..

We will be required to update and refine our software program, web and demonstration sites continually once we complete development in order to address technological change s .. The market for software programs such as ours is characterized by rapid technological changes, frequent new product introductions and changes in consumer requirements.  We may be unable to respond quickly or effectively to these changes , as we may not have sufficient resources or money required to upgrade our existing software.

If we are unable to update and refine our software and services once development is complete in response to technological change s , we may then not be able to attract or retain customers and our business will fail ..

Because our directors and officers lack experience in operating the software development and distribution business, our business may fail.

Due to the fact that our officers and directors lack experience in operating this type of business, there is a risk that decisions and choices of management may not take into account standard technical or managerial approaches software companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm and our business would fail..

Because Desmond Ross, our President controls approximately 40.96% of our outstanding common stock, he will control and make corporate decisions and investors will have limited ability to affect corporate decisions.

Mr. Desmond Ross and own and control approximately 40.96% of the outstanding shares of our common stock.  Accordingly, he will have almost complete influence in determining the outcome of all corporate transactions and business decisions.  The interests of Mr. Ross and may differ from the interests of the other stockholders, and since they have the ability to control most decisions through his control of our common stock, our investors will have limited ability to affect decisions made by management.

We are subject to the certain anti-takeover provisions under Nevada law, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Nevada corporation, we are subject to certain provisions of the Nevada General Corporation Law that anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our Board of Directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

Since we are a development stage company and have not begun revenue producing activities in that we have not commercialized our software program, we may be considered a “blank check company”.

Given our specific business plan and operations, we do not consider ourselves to be a "blank check company" as that term is defined in Regulation C, Rule 419(a) (2) under the Securities Act of 1933. However, in the event we cannot develop our software, we may seek to expand our business through acquisitions of other companies which operate in our industry and may be deemed a blank check registrant.  However, we are not presently a party to any agreement with any third party for any acquisitions and given our limited resources we may have difficulty closing the acquisition of any target companies we may identify in the future.

Because we are subject to the "penny stock" rules, the tradeability of our common stock will be limited which may make it more

difficult for investors to sell their shares.

We are subject to "penny stock" regulations and even if a

market for our common stock ever develops, unless the trading price of our common stock is  $5.00 per share or more, then trading in our common stock would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act.  Under this rule, additional sales practice requirements are imposed on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of

$1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction,

of a disclosure schedule prescribed by the Commission relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally,

monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock.  The market price of our shares would likely suffer as a result.  A market in our common stock may never develop due to these factors.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance.  The forward-looking statements and associated risks set forth in this prospectus include or relate to:

Our ability to obtain a meaningful degree of consumer acceptance for software programs now and in the future,

Our ability to market our software programs at competitive prices now and in the future,

Our ability to maintain brand-name recognition for our software programs now and in the future,

Our ability to maintain an effective distributors network,

Our success in forecasting demand for our software programs now and in the future,

Our ability to maintain pricing and thereby maintain adequate profit margins, and

Our ability to obtain and retain sufficient capital for future operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

                       SELLING SECURITY HOLDERS

The selling stockholders named in this prospectus are offering all of the 8,650,000 shares of common stock offered through this prospectus. We are paying for the costs of this offering and is estimated at being $26 of which we have spent $15,500 to date.

The shares include the following:

 8,650,000 shares of our common stock that the selling

stockholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on June 30, 2004.

Unless otherwise stated below, to our knowledge no selling security holder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or re-capitalizations. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

     The following table provides information regarding the

     beneficial ownership of our common stock held by each of the selling stockholders, including:

     1.  the number of shares owned by each prior to this

         offering;

     2.  the total number of shares that are to be offered

         for each;

     3.  the total number of shares that will be owned  by

         each upon completion of the offering;

     4.  the percentage owned by each; and

     5.  the identity of the beneficial holder of any entity

         that owns the shares.

                       Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon           owned upon

                      prior      for selling   completion     completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- ------------------------------------------------------------------------------

Rita Reykdal         210,000    210,000         Nil             Nil

661 Dalhousie Cres.

Edmonton Alberta

Canada

Barret Reykdal       290,000    290,000         Nil             Nil

661 Dalhousie Cres.

Edmonton Alberta

Canada

David Luscombe       240,000    240,000         Nil             Nil

23 Braeside Cres.

Sherwood Park

Alberta, Canada

Cathy Luscombe       110,000    110,000         Nil             Nil

23 Braeside Cres.

Sherwood Park

Alberta, Canada

Albert Rosanova      250,000    250,000         Nil             NIl

10118-158th St. NW

Edmonton Alberta

Canada

Cleo Rowein          170,000    170,000         Nil             Nil

207 Kingfisher Bay

Sherwood Park

Alberta Canada

Susan Rowein          80.000     80,000         Nil             Nil

207 Kingfisher Bay

Sherwood Park

Alberta Canada

David Gusta           50,000     50,000         Nil             Nil

13032-158 Avenue

Edmonton Alberta

Canada

Ken Rispler          600,000     600,000        Nil             Nil

965 Cedar Street

Sherwood Park

Alberta, Canada

TABLE IS CONTINUED FROM PAGE 1 2

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon           owned upon

                      prior      for selling   completion     completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- ------------------------------------------------------------------------------

Antonio Sansano      200,000    200,000        Nil            Nil

8611-141 Avenue

Edmonton Alberta

Canada

Valeria Sansano      290,000    290,000        Nil            Nil

9005-156 Avenue

Edmonton Alberta

Canada

David Humen          250,000    250,000        Nil            Nil

10995-152 Street

Edmonton Alberta

Canada

Ashli Jomha           80,000      80,000       Nil            Nil

803 Ormsaly Close

Edmonton Alberta

Canada

Marwan Jomha         140,000     140,000       Nil            NIl

803 Ormsaly Close

Edmonton Alberta

Canada

Don Weber            300,000     300,000       Nil            Nil

13108 Churchill

Crescent

Edmonton Alberta

Canada

Murray J. Lange      200,000     200,000       Nil            Nil

105 Nottingham

Harbour

Sherwood Park

Alberta, Canada

Alison Davies        160,000     160,000       Nil            Nil

13108 Churchill

Crescent

Edmonton Alberta

Canada

TABLE IS CONTINUED FROM PAGE 1 3

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon           owned upon

                      prior      for selling   completion     completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- ------------------------------------------------------------------------------

Janice Baker         120,000      120,000      Nil            Nil

6840- 104 Street

NW Edmonton

Alberta, Canada

Stephen Baker        280,000      280,000      Nil            Nil

6840- 104 Street

NW Edmonton

Alberta, Canada

K. Jill Ross         300,000       300,000     Nil            Nil

Box 6 Site 8 RR1

Calahoo Alberta

Canada

C. K. Ross           300,000       300,000     Nil            Nil

Box 6 Site 8 RR1

Calahoo Alberta

Canada

T. Marshall Sadd     250,000       250,000     Nil            Nil

13415-83 Avenue

Edmonton Alberta

Canada

Lisa Sadd            140,000        140,000    Nil            NIL

13415-83 Avenue

Edmonton Alberta

Canada

Waltraut Tiemstra    165,000       165,000     Nil            Nil

15101 Rio Terrace

Drive Edmonton

Alberta, Canada

Karl Tiemstra        270,000       270,000     Nil            NIL

14519-84 Avenue

Edmonton Alberta

Canada

Warren Tiemstra      290,000       290,000     Nil            Nil

15417 Rio Terrace

Drive Edmonton

Alberta, Canada

TABLE IS CONTINUED FROM PAGE 14

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon           owned upon

                      prior      for selling   completion     completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- ------------------------------------------------------------------------------

Laureen Tiemstra      270,000     270,000      Nil            Nil

15417 Rio Terrace

Drive Edmonton

Alberta, Canada

Harold Tiemstra       165,000     165,000      Nil            NIl

15101 Rio Terrace

Drive Edmonton

Alberta, Canada

Gordon Reykdal        260,000     260,000      Nil            Nil

9112 Valleyview

Drive Edmonton

Alberta Canada

Carrie Reykdal        190,000     190,000      Nil            Nil

9112 Valleyview

Drive Edmonton

Alberta Canada

Damon Ross            300,000     300,000      Nil            Nil

14 Rosetree Road

NW Calgary Alberta

Canada

Caroline May Ross     280,000     280,000      Nil            Nil

14 Rosetree Road

NW Calgary Alberta

Canada

Nadr M. Johma         300,000     300,000      Nil            Nil

Professional

Corporation

8215-112 Street

Suite 1002

Edmonton Alberta

Canada

Alan Olinyk          300,000    300,000         Nil            Nil

465 Ronning Street

Edmonton Alberta

Canada

TABLE IS CONTINUED FROM PAGE 15

                      Total      Total         Total shares

                      Shares     shares to     to be owned    Percent

                      owned      be offered    upon           owned upon

                      prior      for selling   completion     completion

Selling               to this    security      of this of     this

security holder       offering   holders       offering       offering

                                 account

- ------------------------------------------------------------------------------

Jeanette Olinyk       300,000    300,000         Nil            Nil

465 Ronning Street

Edmonton Alberta

Canada

Kirsten Olinyk         35,000      35,000        Nil            Nil

465 Ronning Street

Edmonton Alberta

Canada

Jason Olinyk           35,000      35,000        Nil            Nil

107 Hayward

Crescent

Edmonton Alberta

Canada

Barclay Pearce        280,000      280,000       Nil            Nil

356 Heritage

Drive Sherwood Park

Alberta Canada

Jeff Erlam            100,000      100,000       Nil            Nil

10715-48 Street

Edmonton Alberta

Canada

Brenda Erlam          100,000      100,000       Nil            Nil

10715-48 Street

Edmonton Alberta

Canada

The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 8,650,000 shares of common stock outstanding on the date hereof.

PLAN OF DISTRIBUTION

Our common stock was initially sold pursuant to Regulation S. We completed the offering pursuant to Rule 903 of Regulation S (i.e., Category 3) of the Securities Act. Each purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things, precludes transfers except as provided above.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  Each subscription agreement precluded transfer except under the above conditions.  No registration rights were granted to any of the purchasers.

After we become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, we intend to apply for a listing on the OTC Bulletin Board. At such time, we intend to submit information to Standard and Poors to permit State exemptions permitting the resale of our securities in such States that provide an exemption for S&P companies.  For other States, we intend to file blue sky registrations in accordance with such States blue sky filing requirements.  We estimate the cost of such registration shall be $5,000.

Our share price was determined by the speculative nature of the company.

The selling shareholders will offer and sell their shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The initial offering is based on recent sales at $0.01 per share in May and June of 2004. Our common stock is presently not traded on any market or securities exchange and there is no assurance that the company’s shares will ever be quoted on any market or exchange.

The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.  The shares will not be sold in an underwritten public offering.

The selling security holders may sell the securities in one or more of the following methods:

- on the "pink sheets" or in the over-the-counter market or

on such exchanges on which our shares may be listed from time-to-

time;

- in transactions other than on such exchanges or in the

over-the-counter market, or a combination of such transactions,

including sales through brokers, acting as principal or agent,

sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members,

subject to rules relating to sales by affiliates; or

- through the issuance of securities by issuers other than

us, convertible into, exchangeable for, or payable in our shares.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Although not expected, if the selling stockholders enter into an agreement after effectiveness, to sell their shares to a broker-

dealer as principal and the broker-dealer is acting as an underwriter, then Quantum Ventures Inc. will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing the required information on the plan of distribution and revising the disclosure in the prospectus.  In addition, upon engaging a broker-dealer we will also file such agreement and all other documents required  with the Corporate Finance Department of the NASD. Additionally, we would also file as an exhibit to the registration statement any agreements between the company and the broker-dealer.

In making sales, brokers or dealers used by the selling

security holders may arrange for other brokers or dealers to participate.  The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered.  The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder,

and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

In the event that shares of selling security holders listed in this prospectus are transferred to other persons and parties by way of gift, devise, pledge or other testamentary transfer, we will file a prospectus supplement to identify the new selling security holders.

We have told the selling security holders that the anti-

manipulative rules under the Securities Exchange Act of 1934,

including Regulation M, may apply to their sales in the market.

With certain exceptions, Regulation M precludes any selling

security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering.  We have provided each of the selling security holders with a copy of these rules.  We have also told the selling security holders of the need for delivery of copies of this

prospectus in connection with any sale of securities that are registered by this prospectus.  All of the foregoing may affect the marketability of our common stock.

We are bearing all costs relating to the registration of the common stock and will pay these costs from cash in priority to our operating expenses.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by the selling shareholders.

Penny Stock Rules

We are subject to "penny stock" regulations under Rule 15g-9 under the Securities Exchange Act.  If a market for our common stock ever develops, we will remain subject to these rules unless the trading price of our common stock is not less than $5.00 per share.

The penny stock rules require a broker-dealer, prior to

transaction in a penny stock not otherwise exempt from the rules,

to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.

The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and,

if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition,

broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

                           LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings that, if decided adversely to us, would have a material adverse effect upon our business, results of operations or financial condition and are not aware of any threatened or contemplated proceeding by any governmental authority against our company.

     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, positions and the ages of our directors and executive officers.  Directors are elected at our annual meeting of stockholders and serve for a one year term or until removed from office in accordance with our bylaws or their successors are elected and qualify.  Officers are appointed by the board of directors and their terms of office are, except to the extent governed by employment contract, at the direction of the board of directors. Our officers and Directors do not currently receive any compensation for their services in acting as directors and there are no employment contracts with our officers and  directors and at this time.

                                                           Director

Name                  Age      Position                      Since

- --------------------------------------------------------------------

Desmond Ross        3 9      Chief Executive Officer,         2004

                            President and Director

                            Principal Accounting Officer

Ronald Nittritz     4 9      Secretary, Treasurer and

                            Director                         2004

Biographical Information

Desmond Ross, our founder, has served as the our President,

Chief Executive Officer and Chief Financial and Accounting Officer from April 14, 2004 and thereafter to date as a director, President and Chief Executive Officer.

Presently, Mr. Ross is involved as an owner in several enterprises including, Auto Details Inc. an automobile maintenance and appearance company, which he formed in 1993 and is still a going concern. In 1998 Mr. Ross opened the Screaming Kettle A small 28 seat café/bistro And sold this enterprise in 2001. Mr. Ross is also involved in property management through 876680 Alberta Ltd. Where they manage commercial and residential properties. Mr. Ross is also a partner in Custom Business Machines Inc.,

The Standard Night Club, and Hudson’s South and Hudson’s on Whyte Tap houses. Mr. Ross formed in 2003 the Auto Spa Car Wash and Detailing.

Mr Ross also, spent 5 years with YEO (Young Entrepreneurs Organization)

An organization dedicated to the success of young business people, and was on the executive committee for one year. Even though Mr. Ross has no formal accounting or finance back ground he does have Several years of hands on business experience and is familiar with accounting procedures and has a full understanding of financial statements.

Ronald Nittritz, has served as a director and our Secretary and Treasurer since April 14, 2004. presently, and for the last five years Mr. Nittritz has been the president and owner of RN Systems, Technologies a company exclusively, geared towards the setting up and repair of computer networks and computers. Mr. Nittritz is also a Microsoft Certified Professional. Mr. Nittritz has attended Bellingham Technical College where he studied computer programming. As well, Mr. Nittritz graduated with honors from CDI College of Business and Technology as an Internet and Network Support Specialist.

The Officers of the company do not devote their full time and attention to our affairs.  We estimate that Mr. Ross devotes approximately 25% of his time to our business and Mr. Nittritz less than 20%.

Family Relationships

There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned as of the date of this

prospectus, by:

       (i) each  stockholder known by us to be  the  beneficial

           owner of five (5%) percent or more of our outstanding

           common stock;

       (ii)each of the our executive officers and directors;

       (iii) all executive officers and directors as a group.

As at the date hereof, there were shares of our common stock issued and outstanding.

         Name and Address     Amount and Nature of      Percent

         Beneficial Owner     Beneficial Owner          of Class

         Desmond Ross        6,000,000                   40.96%

         All Executive

         Officers and Directors

         as a group

         (1 person)           6,000,000                  40.96%

(1) Unless otherwise indicated the address of each of the listed beneficial owners identified 8926 Shepherd Way Delta BC, Canada V6C 4K1

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Under securities law, a person is considered a "beneficial owner" of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security.  A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days.

Change of Control

There are currently no arrangements known to us, which will or in the future could, result in a change of control.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is a summary of the material terms and is subject to and qualified in its entirety by our articles of incorporation, our bylaws and Nevada Law.  Our authorized capital stock consists of 60,000,000 shares consisting of two classes of stock as follows:

Common Stock

Our articles of incorporation authorize the issuance of

50,000,000 shares of common stock, par value $0.001.  Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote.

Cumulative voting for the election of directors is not permitted by the articles of incorporation.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the our affairs.  In the event that any of the aforementioned situations occur holders are entitled to receive, ratably, our net assets available to

stockholders after distribution is made to the preferred

stockholders, if any, who are given preferred rights upon

liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

As of the date of this prospectus, there were 14,650,000 shares of our common stock issued and outstanding, held by Forty-one

(41) stockholders of record.

Preferred Stock

Our articles of incorporation authorize the issuance of

10,000,000 shares of preferred stock, par value $0.001.  Our board of directors is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any,

for each series, and to allow for the conversion of preferred stock into common stock.  No preferred stock has been issued to date.

 INTERESTS OF NAMED EXPERTS AND COUNSEL

 No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.

Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas, our independent legal counsel, has provided an opinion on the legality of the issuance of the securities being offered herein.

The financial statements for the year ended June 30, 200 5 included in this prospectus and registration statement have been audited by Jewett Schwartz and Associates, Certified Public Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in the State of Nevada, USA on April 14, 2004 and are based in Vancouver, British Columbia, Canada. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We will not seek a merger or acquisition within the next twelve months and we have a specific business plan to execute, and are in the early developmental stage.

Effective May 18, 2004, we entered into an agreement through our wholly owned subsidiary QV Ventures Ltd A British Columbia Corporation,

to acquire the prior development, existing designs and pilot implementation of a Software program known as Mediflow from 3493734 Manitoba, Ltd. a company managed by Larry Cherrett of Winnipeg Manitoba, Canada In consideration for a purchase price of $5,000.00 and an additional $10,000 by March 16, 2006 , $255,000 in further development expenditures and a royalty of our net revenues. Royalties are determined at the rate of 2% of net revenues until the amount paid or payable aggregates up to $250,000 and thereafter, at the rate of 1%.

  Additionally, as a provision our agreement we are required to spend an additional $255,000 in development expenditures that are to be managed and led by 3493734 Manitoba Ltd. These development expenditures were calculated and provided by 3493734 Manitoba Ltd along with a supporting budget from Starcom Technologies who will be performing the development work. To Date we have not entered into any further agreements regarding the future development of our software and no fixed time frame has been employed by 3493734 Manitoba Ltd as to when the development expenditures will be incurred. In the event that we are unable to complete the additional expenditures we may be subject to the default provision in our contract and thereby losing our business and any development work incurred to date. Alternatively, 3493734 Manitoba Ltd. may also grant extensions at their discretion.  If we should run into cost over runs above the 255,000 in further development expenditures and depending on cost, we would most likely continue with the development as opposed to abandoning the project.

On November 17, 2005 our original purchase agreement was amended to provide for the additional sums of $3,000 upon execution of the amended agreement and a further payment of $10,000 in lieu of 100,000 shares of the company’s stock due by March 15, 2006 with the additional developmental expenditures and royalty remaining the same as in the original agreement.

Management believes that this royalty rate is favorable in relationship to the software licensing fees normally paid in transactions of this sort.

We have not been involved in any bankruptcy, receivership or similar proceeding, nor have we been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

DESCRIPTION OF BUSINESS

Business of Issuer

Our plan is to provide as our principal product, the “Mediflow” software Program and to commercialize this software program that provides the ability to track a patients medical history, diagnosis and treatment.  We plan to market our software as a service to Doctors in the U.S. and Canada.  We plan to further develop our software program as an easy to use, functional, responsive and integrated program that focuses on the needs of the Medical community, for which we would sell our program to them. We are currently in the development stage and are just engaging in business operations and have not begun revenue producing activities.  Our current objective is to complete further development of our product including the establishment of a viable commercial Product and to market it.

Current and Planned Development

On May 18, 2004, we entered into an agreement through our

wholly owned subsidiary QV Ventures Ltd. A British Columbia Corporation,

to acquire the prior development, designs and pilot implementation of a

Software Program, known as Mediflow from 34937343 Manitoba Ltd. a company managed by Larry Cherrett of Winnipeg Manitoba Canada . World Star Holdings originally developed the original design and implementation methodology for the software program and was subsequently transferred to 34493734 Manitoba for monies owed to them by World Star the transfer of the Mediflow software program was transferred to 3493734 Manitoba  by way of a registered debenture ..

At the time of our acquisition the program was fully operational in a Visual Basic format and had the ability to track, diagnose, recommend treatment in patients, utilizing a structured and supervised method of third party specialists information, by potentially providing a link to the specialist, along with a patients medical history, diagnosis and treatment for review by the specialist.  This can involve the interactive use of text, audio, pictures or video both encapsulated and streaming. The software’s ability to interact with the patient’s medical history and treatment is dependent upon the input provided by the doctor or other health professional using the software.  Software gateways are left open to add modules for database integration and to do online and networked searches.  Mediflow scans keywords of the doctors input and an indexed database utilizing both Heuristic and Boolean logical algorithms, for each of the diseases looking for matching symptoms, analyzing the true phase (current treatment), and the drugs being used.  It then matches the results with models found in the database, flagging any abnormalities in both the diagnosis and treatment, and suggesting a solution.

Medflow uses its intelligent database search engines to prompt the health care professional to give a more detailed description of the symptoms should no reasonable match be found.

It will also prompts for more information should there be more than one individual or set of symptoms that could produce a different set of diagnosis and treatment if left unaddressed. This double blind system using the Heuristic system to narrow the field to reasonableness and lock and locate the true problem using Boolean searches.

The software’s ability to interact with the patient’s medical history and treatment is dependent on the input provided by the doctor using the software.  Software gateways are left open to add modules that use database integration to do online and networked searches.  Mediflow scans keywords, for each of the diseases looking for symptoms, analyzing the true phase, and the drugs being used.  It then matches the results with models found in its database.

We acquired the software program designs, methods and know-how for the software program. We did not acquire any hardware and only acquired the existing software code for the existing program as well as any software code or scripts developed, so that further development and upgrades to the program can be done in a more efficient manner. Under the terms of our agreement, we paid 3493734 Manitoba Ld. $5,000.00 and 100,000 common shares of the company’s stock , the agreement was subsequently amended on November 19, 2005, cancelling 100,000 shares of the company’s stock and paying the sum of $3,000 upon execution of the amended agreement and a further $10,000 By March 16, 2006.

Since our acquisition in May 2004, management and Business associates have continued to test and implement the preliminary design and development of our web and demonstration sites. We have mainly focused our limited resources on organizational activities and test ing the software a nd to implement the preliminary design of our web site

Our testing activities have been principally conducted by our management and 3 Business associates of management are currently ongoing.  Testing by the outside parties was informal and limited to their needs interests and available time.

Our business plan can be summarized in two principal categories as outlined below.  We estimate the development period required to complete further development and upgrades for our software program would be six months to two years at an estimated cost of $255,000.  At present we do not have sufficient funds to engage additional employees or contractors and to proceed with our development plan. Continuation of development and ultimately the marketing of our proposed product is conditional upon our obtaining additional funding.  While we are able to proceed with continued

development and upgrades of our software program on a limited basis without additional funding, we will need additional funding in order to fully complete the further development and upgrades of the Mediflow software program.

1.  Development of Web Site and Demonstration Site

For marketing of our product, our plan includes the development of a web site and web-based demonstration of our for our software program. Our web site will incorporate information about ourselves and our products.  The demonstration site will allow potential customers the ability to tryout the features and usability of our software prior to purchasing.

We have not commenced development of these components.  We

plan to outsource the development of the web site to a firm with expertise in designing web sites and have identified companies that have the capability to complete this development.  We have not as yet identified the environment or method for developing the software demonstration, nor have we identified companies or individuals that have the ability to complete such a software demonstration site.

     2.  Marketing of the Mediflow software program

Our objective will be to commence marketing upon completion of development of the website and demonstration site. Our marketing strategy is proposed to be directed toward the medical profession located in the U.S. or Canada. We plan to outsource the development of our marketing, including the development of logos, art and design work for our brochures and web site.  We also expect to outsource our marketing functions for the launch of our software program and ongoing marketing functions for the foreseeable future.  We believe an independent marketing team, paid under a fair commission program with channels for reporting customer contacts will provide the best value and allow our management to concentrate on the further development of our product and managing the Company.

Intellectual Property

At the time of filing we had no protections in place for our intellectual Property. We currently plan to market our product as the “Quantum Ventures Mediflow”.. although we have not yet applied for such a registered trademark and there is no assurances that such mark would be available that we would be granted such mark.  We have obtained the right to use the Internet domain name www.medi-flow.com . We do not have and cannot acquire any property rights in an Internet address. Additionally, we have no rights to the domain names www.quantumventures.com and www.mediflow.com.

To protect our rights to intellectual property, we will rely on a combination of trademark, copyright law, trade secret protection, and confidentially agreements although we do not have confidentiality agreements signed in every instance.

Non Disclosure and Confidentiality Agreement

  The document contains and contractually obligates the recipient and its agents, employees, members, representatives and affiliates to keep the software code and any other proprietary information confidential.  The document further requires the recipient to require any third parties working in conjunction with the recipient to agree to the terms of confidentiality and non-disclosure. In addition, trade secret law also provides additional protection of improper use of proprietary software code. In the event a third party improperly obtained the software code or reverse engineered the software code, the Company has a contractual ability to litigate and look for injunctive relief and damages.  As with any contractual protective document, it requires the Company to be fiscally capable of pursuing litigation and cannot guarantee complete protection from improper disclosure (such as if the software code is transferred offshore or the Company is unaware of an improper transfer) .. See Exhibit 10.3

Competition

We will potentially compete with numerous providers of medical software and medical services companies such as, the Mayo Clinic, Tripp Data Base, Disease Data Base.com, Doctors Guide-www.plsgroup.com, www.pubmed.com (National Libraries of Medicine) and www.mednets.com to name a few   all of which have far greater financial and other resources than we do. Many of these companies have established histories and relationships in providing online applications or systems that enable them to attract talent, marketing support, the interest of decision makers and financing.

Moreover, proven track records are of paramount consideration in selecting vendors.

Our main competition is Mayer Zev Enterprises, who have developed their own Infectious disease analytical tool.

We plan to compete through the further development of our integrated, and easy to use software program that enables medical professionals to track patients medical history, diagnosis and treatment that is designed for health professionals in the medical field.  We also plan to aggressively market the Mediflow program through successful marketers as well as through our own web site .. We estimate that the initial cost of marketing would be $75,000, this includes the costs of Marketing consultants as well. To date we have not identified such a firm or consultants.

While our management team has significant business experience, we, as a company, have no proven track record in the medical software industry. We can provide no assurance that we will be able to successfully market a commercially viable product or compete in this industry.

National Research Council (Canada)

The NRC Industrial Research Assistance Program (NRC-IRAP) provides a range of both technical and business oriented advisory services along with potential financial support to growth-oriented Canadian small and medium-sized enterprises (SME’S). The program is delivered by an extensive integrated network of 260 professionals in 100 communities across the country. Working directly with these clients, NRC-IRAP supports innovative research and development and commercialization of new products and services.

NRC-IRAP provides non-repayable contributions to Canadian SMEs interested in growing by using technology to commercialize services, products and processes in Canadian and international markets. NRC-IRAP also provides mentoring support and invests on a cost-shared basis for research and pre-competitive development technical projects, upon assessment of a project and firm by a team of Industrial Technology Advisors. NRC-IRAP's partner organizations also receive contributions to provide technical and research assistance to Canadian SMEs.

To date we have not made application to the National Research Council Industrial Research Assistance Program (NRC-IRAP)and there can be no assurance that we will qualify to receive a grant or additional funding from this Avenue.

Government Regulations

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services.  Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those

companies conducting business over the Internet.  The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

Currently, governmental regulations have not materially

restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is

uncertain and may change. New and existing laws may cover issues that include:

     *     Sales and other taxes;

     *     User privacy;

     *     Pricing controls;

     *     Characteristics and quality of products and services;

     *     Consumer protection;

     *     Cross-border commerce;

     *     Libel and defamation;

     *     Copyright, trademark and patent infringement; and

     *     Other claims based on the nature and content of Internet

           materials.

These new laws may impact our ability to develop and market

our Mediflow software system in accordance with our business plan.

We may have to qualify to do business in other jurisdictions.

If we commence our Mediflow software business, we anticipate that our sales and our customers will be in multiple states and foreign countries.  As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country.  Failure to qualify as a foreign company in a jurisdiction where required, could subject us to fines, penalties or other prosecutions. Additionally, we will have to comply in Canada with

Canada’s Privacy Act of 1996 and in the United States with the Medical Records Act of 1995 and the Health Insurance Portability and Accountability Act of 1996 ( HIPAA ) with respect to the electronic transmission of Medical records..

Research and Development Expenditures

We have not expended any money on research and development as yet.

We have however spent to date $ 8 ,000.00 on the acquisition of prior development costs and plan to expend in the next 24 month period the sum of $255,000 on expenses associated with the further development and continuous upgrading of our software program , $75,000 on Marketing, $ 10,000 on additional equipment,$3500 on trade marking, $6500 on Website development .. We expect to raise additional funding through either debt or equity funding and is most likely to be equity funding by way of private placement or initial public offering. Also, Management has agreed to, in absence of additional funding will make or arrange for short term loans to the company. However, it is doubtful that these short term loans would be adequate to cover the total amount of funds needed to complete our business plan and we have not made any arrangements for a line of credit or other form of debt financing.

Providing we can raise additional funding w e expect to continue to develop our software program and expect to devote a significant proportion of our revenues and capital funds to developing enhancements to our software program..

Environmental Regulations

We are not aware of any environmental laws that will be

applicable to the operation of our business.

Employees

We currently have no full-time employees, two part-time employees.  Mr. Desmond Ross, our President and Chief Executive Officer is a part-time employee and Ronald Nittritz our Secretary treasurer is also a part-time employee  As prospects and circumstances warrant, we will engage additional full-time and part-time employees, as well as consultants, to perform required services.

PLAN OF OPERATION

Current Operation Development

We have not begun revenue-producing activities and have produced no revenues to date and have had extremely limited operations and have relied on the sale of our securities to fund our operations to date. We estimate spending in the next 12 Months $15,000 on legal fees, 5,000 on Blue Sky Fees, $5,000 on Accounting and $1,000 on transfer agent fees.

Additionally, we intend on spending $3,500 on the registration of trade marks, $6500 on development of our web and demonstration sites and $ 10,000 on Additional computers and servers ,75,000 on marketing,   ..

In furtherance of our business model:

On May 18, 2004, we acquired the, prior development and pilot implementation of the Mediflow software program from 3493734 Manitoba Ltd. Corporation, a company managed by Larry Cherrett of Winnipeg Manitoba, Canada

Since our acquisition of, prior development, pilot and designs,

we have continued to progress our development plan focusing on continued testing with multiple users.  Our testing the scale-up and usability of the Mediflow software program has confirmed development issues and provided opportunities for improving our proposed product.  We are planning upgrading our pilot software to incorporate new designs. Our objective with these upgrades are to provide better segregation of our customers' data; to ensure privacy of our users activities; and to improve administration of user identities and system  permissions.  We will test the upgraded pilot to confirm it meets these objectives.

Our plan of operations for the twelve months following the

date of this registration statement is to complete the following objectives within the time period specified, subject to our

obtaining funding for the further development and marketing of our software program.

To accomplish our objectives, we will need to undertake

significant development work and will accordingly need to hire additional employees, contractors and further, engage consultants to enable us to undertake marketing.  Our plan is to hire such employees and consultants directly. In addition, we plan to

employ or engage directly until such hiring or engagements are completed and staff training is completed.  Progress in development and the hiring of additional staff is conditional upon our

obtaining financing.

 The projected time to complete each of the elements of our plan of operations and its anticipated cost are discussed below:

 1. Registering Trademark

We are currently in the process of commencing the trade marking process

In both Canada and the United States. We estimate this to cost approximately $3500.00 and should take approximately 30 to 60 Days. Coastal Trade Mark Services of Vancouver BC will be performing this service for the Company.

2. Upgrade of Software

We have not commenced the process of upgrading the existing software code As we will need additional financing to complete this upgrade.

We estimate the cost of this initial upgrade to be $50,000. We anticipated commencing this development during the late third quarter or early fourth quarter of 2006. Starcom Technologies of Edmonton Alberta Canada will be performing these upgrades for the company.

Starcom Technologies has prepared a development Budget for us as follows:

3.  Complete Development of Web and Demonstration Sites

We have commenced development of our web site and web-based

Demonstration site. Provided funds are available, we anticipate that this component could be completed in a period of less than 45 days. We estimate this cost to at approximately $6500.00

4. Purchase of Additional Equipment

Once or web and demonstration sites are completed we will look to purchasing additional equipment in the form of computers and servers this will allow us to do our own hosting as well as give us a higher level of security. We estimate that this additional equipment will cost approximately $10,000.00

5.  Marketing

We plan to undertake the development of a logo and other art and to develop a look and feel for our brochures and web site and which we will incorporate into an advertising and marketing campaign once the development of our demonstration and web sites are approaching completion.  We anticipate that initial marketing expenses, including travel for the first year will be approximately $75,000.  We anticipate that the marketing materials and campaign would be designed by an outside marketing consulting firm.

Employees and Consultants

We currently have no full-time employees, two part-time employees, Mr. Desmond Ross, our President and Chief Executive Officer and Ronald Nittritz our Secretary and Treasurer.  Our full-time and part-time employee and consulting positions are not expected to exceed 4 persons in the near future, including , a senior programmer/developer at an estimated rate of $60-$75 per hour and a website designer/developer at an estimated rate of $60-$75 per hour.  We will contract with other consultants for specialized development to the extent required We estimate this will cost $100-150 per hour. We estimate the cost associated with hiring employees and consultants for the Company’s initial development phase would be approximately $50,000.

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

We have not begun revenue-producing activities and have produced no revenues to date and have had extremely limited operations and have relied on the sale of our Securities to date .. We estimate spending $1000 on Transfer Agent fees, $5,000 on Accounting fees, $15,000 on Legal fees and 5,000 on Blue Sky fees over the next year in order to become a reporting Company.

Currently, we are not a party to any binding agreements that will generate revenues. Due to our lack of revenue-production to date, and our lack of contractual commitments to generate revenue, there is no basis at this time for investors to make an informed determination as to the prospects for our future success.  For similar reasons,

our auditors have included in their report covering our financial statements for the period from incorporation to June 30,2005 ,

that there is substantial doubt about our ability to continue as a going concern.

For the period from incorporation April 14, 2004 through

March 31,2006 we incurred a deficit of $ 51,032 .. Through March 31, 2006 , we have funded our operations through the sale of our equity securities.

In June 2004, we completed the sale of 8,650,000 shares of common stock for proceeds to us of $86,500.00. The sale of these shares was effected off-shore, pursuant to SEC rules, regulations and interpretations, including Regulation S.

The funds available to us currently are insufficient to carry out our plan of operations and complete our further development of our software program and our web and demonstration sites and, as we will be unable to generate revenues until such time as the development of our sites is completed, we will require additional financing in order to pursue our plan of operations and our business plan. As at March 31,2006 we had current assets of $ 41,448 of which we have spent approximately $15,500 of these costs from our equity funding that was raised from May 2004 through June 2004. We currently have enough cash on hand to pay the remaining costs of this offering.

Additionally, as a provision our agreement we are required to spend an additional $255,000 in development expenditures that are to be managed and led by 3493734 Manitoba Ltd. These development expenditures were calculated and provided by 3493734 Manitoba Ltd along with a supporting budget from Starcom Technologies who will be performing the development work. To Date we have not entered into any further agreements regarding the future development of our software and no fixed time frame has been employed by 3493734 Manitoba Ltd as to when the development expenditures will be incurred. In the event that we are unable to complete the additional expenditures we may be subject to the default provision in our contract and thereby losing our business and any development work incurred to date. Alternatively, 3493734 Manitoba Ltd. may also grant extensions at their discretion. If we should run into cost over runs above the 255,000 in further development expenditures and depending on cost, we would most likely continue with the development as opposed to abandoning the project.

Our financial plan requires us to seek additional capital in the private and/or public equity markets.  This additional capital may be provided by the sale of equity or debt securities, or through the issuance of debt instruments.  If we receive additional funds through the issuance of equity securities, however, our existing stockholders may experience significant dilution.

If we issue new securities, they may contain certain rights, preferences or privileges that are senior to those of our common stock.

Moreover, we may not be successful in obtaining additional

financing when needed or on terms favorable to our stockholders.

As we have no commitments from any third parties to provide additional equity or debt funding, we cannot provide any assurance that we will be successful in attaining such additional funding.

Our current operations are budgeted at approximately $4,000.00 per month or a total of $48,000 over the next twelve month period.

This figure was arrived at in order to try an create a balanced budget

Through our first year of operations, however, the budget may vary significantly as further development progresses. In the absence of third-party funding, Where we determine that the available funding is insufficient to maintain our current operations, we will reduce our expenditures accordingly.

We expect our management, affiliates and current stockholders would support this minimum budget over the next twelve month period.  Although management has indicated a willingness to provide additional financing for such limited operations, we have no written

commitments for funding and accordingly we can provide no assurances that additional funding, as required, will be available to us or be available to us upon acceptable terms.  If we receive no additional funding, we will eventually have to cease operations.

It is our objective to carry out our plan and successfully market our product. Based on our above mentioned budget, we will be able to operate our business, which will allow us to seek proper funding.

If we are unable to obtain additional funding to conduct our development program. While it is not our plan to seek other business opportunities including acquiring or merging with a private company unless such an acquisition or merger was with a strategic business partner or business that strengthened and furthered our business plan as outlined in this registration statement.

We anticipate incurring continuing operating losses for the

foreseeable future.  We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing our future development program and anticipate any revenues earned

Will assist in offsetting the costs of this future development, but it is not likely cover these costs. Our future financial results are also uncertain due to a number of factors, some of which are outside our control.  These factors include, but are not limited to:

(a) our ability to develop a commercially marketable software program with the features and functionality sought by our potential customers;

(b) our ability to successfully market our software program

    to potential customers;

(c) our ability  to for use of  our  software program  that will enable us to  generate  revenues that exceed our operating costs; and

(d) the introduction and availability of competing services.

     As a result of the material uncertainties discussed above

     regarding our financial position and our ability to carry out our business plan and market our proposed product, persons who cannot afford a complete loss of their investment should not purchase our securities.

      We believe the above discussion contains a number of

     forward-looking statements.  Our actual results and our actual plan of operations May differ materially from what is stated

     above.  Factors which May cause our actual results or our

     actual plan of operations to vary include, among other things,

     decisions of our board of directors not to pursue a specific course of action based on its reassessment of the facts or new facts, changes in the application hosting business or general economic conditions and those other factors identified in this prospectus.

DESCRIPTION OF PROPERTY

 We do not own or lease any real property.  Our principal

executive offices provided  by Mr. Ronald Nittritz our Secretary, Treasurer and a director, at 8926 Shepherd Way Delta BC, Canada he provides this at no cost to the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there have been no material

transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which we are or will be a party, in which any of our directors or executive officers,

any security holder who is known by us to own of record or beneficially more than five percent of our common stock, any promoter, or any member of the immediate family of any of the foregoing persons, had a material interest.

Mr. Desmond Ross may be considered a promoter within the meaning of the federal securities Laws. At this time we have not formulated any corporate policies for entering into transactions with affiliated parties.

Members of our management team are not employed by us on a

full-time basis.  They are involved in other business activities and may, in the future become involved in other businesses.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests.  We do not have and do not intend in the future to formulate a policy for the resolution of such conflicts.  We currently have no agreements with members of our management team.

We have not determined when an employment agreement would be entered into with Desmond Ross, our President however we have determined to review entering into an agreement after a public market for our common shares develops.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the OTC

Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or,

if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had forty-one(41) registered stockholders.

Rule 144 Shares

A total of 6,000,000 shares of our common stock will be

available for resale to the public after May 7 , 2005,

in accordance with the volume and trading limitations of

Rule 144 of the Act. In general, under Rule 144 as

currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of our common stock then

outstanding which, in our case, will equal approximately 146,500 shares as of the date of this prospectus; or

2.  the average weekly trading volume of our common stock

during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale

provisions and notice requirements and to the availability of current public information about us.

Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our

affiliates hold 6,000,000 shares that may be sold pursuant to Rule

144 after May 7, 2005.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling

stockholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

We have not declared any dividends, and we do not plan to

declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information relating to all

compensation awarded to, earned by or paid by us during each of the preceding three fiscal years to: (a) all individuals serving as our

Chief Executive Officer in the fiscal year ended June 30, 200 5 ;

and (b) each of our executive officers who earned more than

$100,000 during the fiscal year ended June 30, 200 5 :

                                         Other    Securities

                                         Annual   Underlying       All

Name and           Fiscal                Compen-  Options/ LTIP    Other

Principal Position Year   Salary Bonus   sation   SARs (#)Payouts  Compensation

Desmond Ross     200 4     -      -          -         -         -      -

President, CEO   2005     -      -        -         -         -      -

Ronald Nittritz  200 4     -       $1,000      -         -         -      -

Secretary,       2005     -      -           -         -         -      -

Treasurer

Option Grants in Last Fiscal Year

 We did not grant any stock options to the executive officers during our most recent fiscal year ended .  We have

also not granted any stock options to executive officers.

Compensation of Directors

There are no standard arrangements pursuant to which directors are compensated for any services provided as director.  No

additional amounts are payable to directors for committee

participation or special assignments performed for and on our behalf.

Employment Contracts and Termination of Employment

and Change-in-Control Arrangements

There are no employment contracts, compensatory plans or

arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us, any change in control of us, or a change in the person's responsibilities following such a change in control.

AVAILABLE INFORMATION

Availability of Additional Information

We have filed a registration statement on form SB-2 under the

Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that

registration statement and does not contain all of the information contained in the registration statement and exhibits.  Statements contained in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents and are not necessarily complete.  In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to this registration statement, and the statements we have made in this prospectus are qualified in their entirety by reference to the referenced contracts, agreements or documents.

The registration statement, including all exhibits, May be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549.  Copies of these materials May also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees.  You May obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits, has been filed with the SEC through the Electronic Data Gathering, Analysis

and Retrieval system.   Following the effective date of the

registration statement, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC.  We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as

May be required by law.  This registration statement and other filings made by us with the SEC through its Electronic Data

Gathering, Analysis and Retrieval Systems are publicly available through the SEC's site on the World Wide Web located at

http//www.sec.gov.

REPORTS TO SECURITY HOLDERS

We will voluntarily send a report annually to stockholders

including our annual audited financial statements.

FINANCIAL STATEMENTS

                                 QUANTUM VENTURES, INC.

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

For the year ended June 30, 2005, for the period ended April 14, 2004 (inception) through June 30, 2004 and the period ended April 14, 2004 (inception) through June 30, 2005

Report of Independent Registered Public Accounting Firm

To The Shareholders and Board of Directors

of Quantum Ventures, Inc.

     We have audited the accompanying consolidated balance sheet of Quantum Ventures, Inc. (a Development Stage Company) as of June 30, 2005 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended June 30, 2005, the period from April 14, 2004 (inception) through June 30, 2004 and the period from April 14, 2004 (inception) through June 30, 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quantum Ventures, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the year ended June 30, 2005 and the period April 14, 2004 (inception) through June 30, 2005 in conformity with accounting principles generally accepted in the United States.

     The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 1, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jewett, Schwartz, & Associates

Hollywood, Florida

April 5, 2006

QUANTUM VENTURES, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

June 30,
2005

ASSETS

Current Assets
Cash	$ 65,832

Total Current Assets	65,832

Total assets	$ 65,832

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses	$ 10,000
Technology purchase agreement payable	13,000

Total Current Liabilities	23,000

Stockholders' Equity
Common stock, $.001 par value 50,000,000 shares authorized
14,650,000 shares issued and outstanding	14,650
Additional paid-in capital	77,850
Deficit accumulated during the development stage	(49,668)

Total Stockholders' Equity	42,832

Total Liabilites and Stockholders' Equity	$ 65,832

QUANTUM VENTURES, INC.
	(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock
	50,000,000 shares authorized		Additional		Total
	Shares	Par Value	Paid-in	Accumulated	Stockholders'
	Issued	$.001 per share	Capital	Deficit	Equity

BALANCE, APRIL 14, 2004 (INCEPTION)	-	$ -	$ -	$ -
Common shares issued at par value	-	-	-	-
Common shares issued at $0.001 per share	8,650,000	8,650	77,850	-	86,500
Common shares issued at $0.001 per share	6,000,000	6,000	-	-	6,000

Net loss	-	-	-	(9,557)	(9,557)

BALANCE, JUNE 30, 2004	14,650,000	$ 14,650	$ 77,850	$ (9,557)	$ 82,943
Net loss	-	-	-	(40,111)	(40,111)

BALANCE, JUNE 30, 2005	14,650,000	$ 14,650	$ 77,850	$ (49,668)	$ 42,832

QUANTUM VENTURES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months	For the Period	For the Period
	Ended	from April 14,	from April 14,
	June 30, 2005	2004 (inception)	2004 (inception)
		to June 30, 2004	to June 30, 2005
Cash Flows From Operating Activities
Net loss	$ (40,111)	$ (9,557)	$ (49,668)
Impairment of intangible asset	6,000	-	6,000
Changes in current assets and current liabilities:
Accounts payable and accrued expenses	520	9,480	10,000
Technology purchase payable	7,000	5,000	12,000

Net Cash Used In Operating Activities	(26,591)	4,923	(21,668)

Cash Flows From Investing Activities
Payment for technology rights	-	(5,000)	(5,000)

Net Cash Used In Investing Activities	-	(5,000)	(5,000)

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	-	92,500	92,500

Net Cash Provoded By Financing Activities	-	92,500	92,500

Increase in Cash and Cash Equivalents	(26,591)	92,423	65,832

Cash and Cash Equivalents, Beginning of Period	92,423	-	-

Cash and Cash Equivalents, End of Period	$ 65,832	$ 92,423	$ 65,832

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -

QUANTUM VENTURES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year	For the Period	For the Period
	Ended	from April 14,	from April 14,
	June 30, 2005	2004 (inception)	2004 (inception)
		to June 30, 2004	to June 30, 2005

REVENUES	$ -	$ -	$ -

OPERATING EXPENSES

General and administrative expenses	34,111	9,557	43,668
Impairment of intangible asset	6,000	-	6,000

Total operating expenses	40,111	9,557	49,668

Net loss before provision for income taxes	(40,111)	(9,557)	(49,668)

Provision for income taxes	-	-	-

Net loss	(40,111)	(9,557)	(49,668)

Weighted average common shares outstanding -
Basic and diluted	14,650,000	14,650,000

Net loss per share – basic and diluted	$ (0.003)	$ (0.001)

                             QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Year Ended June 30, 2005, the period April 14, 2004 (inception) through June 30, 2004 and the period April 14, 2004 (inception) through June 30, 2005

NOTE 1 - NATURE OF OPERATIONS

Organization

The Company was incorporated in Nevada on April 14, 2004.  The Company is a development stage company engaged in the business of commercializing the development of an online office service.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $40,111 for the year ended June 30, 2005; a net loss of $9,557 for the period May 1, 2004 (inception) to June 30, 2004; and a net loss of $49,668 for the period from May 1, 2004 (inception) to June 30, 2005. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online office service.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern.  To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Statement of Financial Accounting Standards (SFAS) No. 7.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Quantum Ventures Ltd., (QVL), a Company incorporated under the Company Act of British Columbia on May 13, 2004.  All inter-company transactions have been eliminated.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Year Ended June 30, 2005, the period April 14, 2004 (inception) through June 30, 2004 and the period April 14, 2004 (inception) through June 30, 2005

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the SFAS No. 53 “Foreign Currency Translation”.

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pro forma net income (loss) and pro forma earning

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Year Ended June 30, 2005, the period April 14, 2004 (inception) through June 30, 2004 and the period April 14, 2004 (inception) through June 30, 2005

(loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.  Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

Loss Per Share

The Company computed basic and diluted loss per share amounts for June 30, 2005 pursuant to the Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of June 30, 2005 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Recent Authoritative Pronouncements

Other-Than-Temporary Impairment of Investments

In March 2004, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on Issue No. 03-01, “The Meaning of Other-Than-Temporary Impairment and Its application to debt and equity securities within the scope of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (SFAS 115) and equity securities that are not subject to the scope of SFAS 115 and not accounted for under the equity method of accounting.  As of June 30, 2005, the Company determined that EITF 03-01 had no impact on its consolidated financial statements.

Contingently Convertible Instruments

In September 2004, the EITF reached a consensus on Issue No. 04-08, “The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share” (EITF 04-08), which is effective for reporting periods ending after December 15, 2004. EITF 04-08 requires companies to include shares issuable under convertible instruments in diluted earnings per share computations (if dilutive) regardless of whether the market price trigger (or other contingent feature) has been met. In addition, prior period earnings per share amounts presented for comparative purposes must be restated.  EITF 04-08 did not impact earnings per share in 2005.

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that will require compensation costs related to share-based payment transactions to be recognized in the consolidated statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards are to be re-measured each reporting period.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Year Ended June 30, 2005, the period April 14, 2004 (inception) through June 30, 2004 and the period April 14, 2004 (inception) through June 30, 2005

Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective.  Based on the number of awards outstanding as of June 30, 2005 (and without giving effect to any awards which may be granted in 2005), we expect that the adoption of SFAS 123(R) will have no material impact to the financial statements.

 In November 2004, the FASB issued SFAS No. 151, "Inventory Costs."  The new statement amends APB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material.  This statement requires that those items be recognized as current-period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities.  This statement is effective for fiscal years beginning after June 15, 2005. The Company does not expect adoption of this statement to have a material impact on its financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 123 (revised 2004) (SFAS 123(R)), “Share-Based Payment.”  This statement replaces SFAS No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.”  SFAS 123(R) will require the fair value of all stock option awards issued to employees to be recorded as an expense over the related vesting period.  The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption.  The Company does not expect the adoption of this SFAS 123(R) to have a material impact relating to outstanding options/warrants since a majority of the awards granted at June 30, 2005 will be fully vested prior to our adoption.

NOTE 4 – TECHNOLOGY PURCHASE AGREEMENT

By an agreement dated May 19, 2004 the Company purchased software, known as “Mediflow” in consideration of payment to the Vendor of $18,000.  This agreement requires an initial non-refundable deposit of $5,000, $3,000 due upon the execution of the agreement, and the remaining $10,000 to be paid during April 2006.  In addition, the Company will grant the vendor a 2% royalty on net sales of any product that uses any portion of the technology.

NOTE 5 – STOCKHOLDERS’ EQUITY

On May 7, 2004, the Company issued 8,650,000 of its common shares for cash of $86,500.

On June 30, 2004, the Company issued 6,000,000 of its common shares for cash of $6,000.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Year Ended June 30, 2005, the period April 14, 2004 (inception) through June 30, 2004 and the period April 14, 2004 (inception) through June 30, 2005

NOTE 7- INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense

items reported for financial accounting and tax purposes in different periods.   A deferred

tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. A valuation allowance of 100% of the deferred tax assets was made, there are no deferred taxes as of June 30, 2005.

There was no income tax expense for the years ended June 30, 2005 due to the Company’s net losses.

The Company’s tax benefit differs from the “expected” tax benefit for the years ended June 30, 2005, which is (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

	2005	May 1, 2004 (inception) Through June 30, 2004	May 1, 2004 (inception) Through June 30, 2005
Computed “expected” tax benefit	$13,638	$ 1,434	$ 15,072
Less; benefit of operating loss carryforwards	13,638	1,434	15,072
	$-	$ -	$ -

The effects of temporary differences that gave rise to deferred tax assets at June 30, 2005 are as follows:

Deferred tax assets:	2005
Current deferred tax assets	$-
Net operating loss carryforward	13,638
Total gross deferred tax assets	13,638
Less valuation allowance	(13,638)
Net deferred tax assets	$-

The Company has a net operating loss carryforward of $49,668 available to offset future taxable income through 2019.

QUANTUM VENTURES, INC.
(A Development Stage Company)

BALANCE SHEET

March 31,
2006

ASSETS

Current Assets
Cash	$ 41,448

Total Current Assets	41,448

Total assets	$ 41,448

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses	$ 1,000
Technololgy purchase agreement payable	10,000

Total Current Liabilities	11,000

Stockholders' Equity
Preferred stock, $.001par value, 10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $.001 par value 50,000,000 shares authorized
14,650,000 shares issued and outstanding	14,650
Additional paid-in capital	77,850
Deficit accumulated during the development stage	(51,032)

Total Stockholders' Equity	30,448

Total Liabilites and Stockholders' Equity	$ 41,448

QUANTUM VENTURES, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For the Three	For the Three	For the Nine	For the Nine	For the Period	For the Period
	Months Ended	Months Ended	Months Ended	Months Ended	from April 14,	from April 14,
	March 31,	March 31,	March 31,	March 31,	2004 (inception)	2004 (inception)
	2006	2005	2006	2005	to March 31,	to March 31,
					2006	2005

REVENUES	$ -	$ -	$ -	$ -	$ -	$ -

OPERATING EXPENSES

General and administrative expenses	14,020	2,545	18,384	17,759	68,052	27,316

Total operating expenses	14,020	2,545	18,384	17,759	68,052	27,316

Net loss before provision for income taxes	(14,020)	(2,545)	(18,384)	(17,759)	(68,052)	(27,316)

Provision for income taxes	-	-	-	-	-	-

Net loss	$ (14,020)	$ (2,545)	$ (18,384)	$ (17,759)	$ (68,052)	$ (27,316)

Weighted average common shares outstanding -
Basic and diluted	14,650,000	14,650,000	14,650,000	14,650,000

Net loss per share – basic and diluted	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.00)

QUANTUM VENTURES, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	For the Three	For the Three	For the Period
	Months Ended	Months Ended	from April 14,
	March 31,	March 31,	2004 (inception)
	2006	2005	to March 31,
			2006
Cash Flows From Operating Activities
Net loss	$ 14,020	$ (2,545)	$ 68,052
Impairment of intangible asset	-	-	6,000
Changes in current assets and current liabilities:	$ 1,000
Accounts payable and accrued expenses	10,000	-	1,000
Technology purchase payable	-	-	13,000

Net Cash Used In Operating Activities	(14,020)	(2,545)	48,052

Cash Flows From Investing Activities
Payment for technology rights	-	-	(6,000)

Net Cash Used In Investing Activities	-	-	(6,000)

Cash Flows From Financing Activities:
Proceeds from the issuance of common stock	-	-	92,500

Net Cash Provoded By Financing Activities	-	-	92,500

Increase in Cash and Cash Equivalents	14,020	(2,545)	41,448

Cash and Cash Equivalents, Beginning of Period	55,468	70,393	-

Cash and Cash Equivalents, End of Period	$ 41,448	$ 67,848	$ 41,448

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$ -	$ -	$ -
Cash paid for income taxes	$ -	$ -	$ -

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the three and six months ended March 31, 2006 and 2005 and the period April 14, 2004 (inception) through March 31, 2005 and the period April 14, 2004 (inception) through

March 31, 2006

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These financial statements should be read in conjunction with the Company’s financial statements for the periods of April 14, 2004 (inception) through June 30, 2005 and April 14, 2004 (inception) through June 30, 2004 and notes thereto contained in the Company’s Annual Report on SB2/A for the periods of April 14, 2004 (inception) through June 30, 2005 and April 14, 2004 (inception) through June 30, 2004 as filed with the SEC. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results for the full fiscal year ending June 30, 2006.

NOTE 2 - NATURE OF OPERATIONS

Organization

Quantum Ventures, Inc. (the “Company”) was incorporated in Nevada on April 14, 2004.  The Company is a development stage company engaged in the business of commercializing the development of office system software.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the three and six months ended March 31, 2006 and 2005 and the period April 14, 2004 (inception) through March 31, 2005 and the period April 14, 2004 (inception) through

March 31, 2006

(Unaudited)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $17,020 for the three months ended March 31, 2006; a net loss of $27,316 for the period April 14, 2004 (inception) to March 31, 2005; and a net loss of $68,052 for the period from April 14, 2004 (inception) to March 31, 2006. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of an online office service.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These factors raise substantial doubt that the Company will be able to continue as a going concern.  To the extent management’s plans are unsuccessful in circumventing the going concern uncertainty; the Company will cease all operations and no longer continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Statement of Financial Accounting Standards (SFAS) No. 7.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Quantum Ventures Ltd. (QVL), a Company incorporated under the Company Act of British Columbia on May 13, 2004.  All inter-company transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the three and six months ended March 31, 2006 and 2005 and the period April 14, 2004 (inception) through March 31, 2005 and the period April 14, 2004 (inception) through

March 31, 2006

(Unaudited)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar as substantially all of the Company’s operations are in Canada.  The Company used the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with the SFAS No. 52 “Foreign Currency Translation”.

Assets and liabilities are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in other items on the Statement of Operations.

Stock-Based Compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price.  Such compensation amounts are amortized over the respective vesting periods of the option grant.  The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock Based Compensation – Transition and Disclosure,’ which allows entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.  Under this method, the Company records an expense equal to the fair value of the options or warrants issued.  The fair value is computed using an options pricing model.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the three and six months ended March 31, 2006 and 2005 and the period April 14, 2004 (inception) through March 31, 2005 and the period April 14, 2004 (inception) through

March 31, 2006

(Unaudited)

Loss Per Share

The Company computed basic and diluted loss per share amounts for September 30, 2005 pursuant to the Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Share.”  There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

Income Taxes

The Company accounts for income taxes under the liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the three and six months ended March 31, 2006 and 2005 and the period April 14, 2004 (inception) through March 31, 2005 and the period April 14, 2004 (inception) through

March 31, 2006

(Unaudited)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As of March 31, 2006 the Company has no items that represent comprehensive loss and therefore, has not included a schedule of comprehensive loss in financial statements.

Recent Accounting Pronouncements

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective as of January 1, 2006.  Based on zero shares and awards outstanding as of March 31, 2006, the adoption of SFAS 123(R) would have no impact on earnings in 2005.

 In March 2005, the U.S. Securities and Exchange Commission, or SEC, released Staff Accounting Bulletin 107, “Share-Based Payments,” (“SAB 107”). The interpretations in SAB 107 express views of the SEC staff, or staff, regarding the interaction between SFAS 123R and certain SEC rules and regulations, and provide the staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123R. SAB 107 requires stock-based compensation be classified in the same expense lines as cash compensation is reported for the same employees.  The Company and management is reviewing SAB 107 in conjunction with its review of SFAS 123R.

QUANTUM VENTURES, INC.

(A Development Stage Company)

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the three and six months ended March 31, 2006 and 2005 and the period April 14, 2004 (inception) through March 31, 2005 and the period April 14, 2004 (inception) through

March 31, 2006

(Unaudited)

Nonmonetary Exchange

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets—An Amendment of Accounting Principles Board (APB) Opinion No. 29, Accounting for Non-monetary Transactions" (SFAS 153). SFAS 153 eliminates the exception from fair measurement for non-monetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, "Accounting for Non-monetary Transactions," and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a non-monetary exchange has commercial substance if the future cash flows of the entity expected to change significantly as a result of the exchange. SFAS 153 is effective for fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on the Company's current financial condition or results of operations.

Conditional Asset Retirement

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47 - "Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS 143  (FIN No. 47).  FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event.  FIN No. 47 is effective no later than March 31, 2006.  FIN No. 47 did not impact the Company for the three months ended March 31, 2006.

Accounting Changes and Error Corrections

In May 2005, the FASB issued SFAS No.  154, “Accounting Changes and Error Corrections, a Replacement of APB No. 20 and FASB 3 (SFAS No.154).  SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.

NOTE 4 – TECHNOLOGY PURCHASE AGREEMENT PAYABLE

By an agreement dated May 19, 2004 the Company purchased software, known as “Mediflow” in consideration of payment to the Vendor of $18,000.  This agreement requires an initial non-refundable deposit of $5,000, $3,000 due upon the execution of the agreement, and the remaining $10,000 to be paid no later than July 31, 2006.  In addition, the Company will grant the vendor a 2% royalty on net sales of any product that uses any portion of the technology.

NOTE 5- INCOME TAXES

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.   A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. There are no deferred taxes for the three months ended March 31, 2006, the period April 14, 2004 (inception) through March 31, 2005 or April 14, 2004 (inception) through March 31, 2006.

There was no income tax expense for the three months ended March 31, 2006, the period April 14, 2004 (inception) through March 31, 2005 or April 14, 2004 (inception) through March 31, 2006 due to the Company’s net losses.

The Company’s tax expense (benefit) differs from the “expected” tax expense (benefit) for the three months ended March 31, 2006 (computed by applying the Federal Corporate tax rate of 15% - 34% to loss before taxes), as follows:

		2006	2005		April 14, 2004 (inception) through March 31, 2006
Computed “expected” tax benefit	$	(15)	$(858)	$	(17,351)
Benefit of operating loss carry-forwards		15	858		17,351
		$-	$-		$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at March 31, 2006 are as follows:

Deferred tax assets:		2005
Current deferred tax assets	$
Total gross deferred tax assets		17,351
Less valuation allowance		(17,351)
Net deferred tax assets		$-

The Company has a net operating loss carry-forward of approximately $51,032 available to offset future taxable income through 2019.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on April 14, 2004 there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. Effective January 3, 2006 We changed our auditors from Amisano Hanson Chartered Accountants Of Vancouver BC Canada, to Jewett Schwartz And Associates Certified Public Accountants of Hollywood Florida USA Other than previously mentioned, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within our two most recent fiscal years and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until 90 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                                        II-1

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The question of whether a director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

              OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated costs of this offering are as follows:

         Miscellaneous                           NIL

         Securities and Exchange Commission

         registration fee                        11.08

         Transfer Agent Fees                   1,000.00

         Accounting fees and expenses          5,000.00

         Legal fees and expenses              15,000.00

         Blue Sky Fees                         5,000.00

                                              _________

         Total                               $26,011.08

All amounts are estimates other than the Commission's

registration fee. As at March 31,2006 $ 15 , 5 00 of these expenses had been incurred and are reflected in the operating loss for the period then ended.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling

stockholders.  The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

                                II-2

RECENT SALES OF UNREGISTERED SECURITIES

We issued 6,000,000 shares of common stock on May 7, 2004 to Mr. Desmond Ross,

at a price of $0.001. We completed an offering of 8,650,000 shares of our common stock at a price of $0.01 per share to a total of 40 purchasers on June 30, 2004.  The total amount received from this offering was $86,500.  We completed the offering pursuant to Rule 903 of Regulation S (i.e., Category 3) of the Securities Act. Each purchaser represented to us in the subscription agreement that he was a non-U.S. person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  Each purchaser represented to us that he will resell such securities only in accordance with the provisions of Regulation S which prohibit sales to or for the benefit of a U.S. person, pursuant to registration under the Act, or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S which, among other things, precludes transfers except as provided above. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  Each subscription agreement precluded transfer except under the above conditions.  No registration rights were granted to any of the purchasers.

By agreement dated May 18, 2004, 100,000 of the company’s common shares were issued to 3493734 Manitoba Ltd. as part of the acquisition of the Mediflow software program and were subsequently cancelled November 19, 2005 ( See Exhibit 10.1)

We did not utilize an underwriter for any of the foregoing.

Other than the securities mentioned or referenced above, we have not issued or sold any securities since incorporation.

                               EXHIBITS

Number      Description of exhibit

3.1         Articles of Incorporation*

3.2         Bylaws

3.3         Articles of Incorporation of QV Ventures Ltd.*

4.1         Regulation "S" Securities Subscription Agreement*

5.1         Opinion of Joseph I Emas, Attorney at Law, with consent to use*

1.1

Technology Purchase Agreement (amended) with 3493734 Manitoba Ltd.

Dated November 19, 2005.

10.2        Amending Agreement Dated May 31, 2006

10.3          Form of Non-Disclosure and Confidentiality Agreement

23.1        Consent of Jewett, Schwartz and Associates Certified Public Accountants

23.2        Consent of Joseph I Emas Attorney at Law (See Exhibit 5.1)*

 * previously filed on form SB-2

                                   II-3

 UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     1.To file, during any period in which we offer or sell

       securities, a post-effective amendment to this

       registration statement:

            (i) To include any prospectus

            required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events which,

            individually or together, represent a fundamental change in the information in the registration statement, and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered

            would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range May be reflected  in  the form of prospectus filed  with  the

            Commission pursuant to rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than a 20%

            change in the maximum aggregate offering price set forth in the

            "Calculation of Registration Fee" table in the effective

            registration statement; and

            (iii) To include any additional or changed

            material information on the plan of distribution.

        2.That, for the purpose of determining any liability

         under the Securities Act, each such post-effective

         amendment shall be deemed to be a new registration

         statement relating to the securities offered herein, and

         the offering of such securities at that time shall be

         deemed to be the initial bona fide offering thereof.

        3.To remove from registration by means of a post-

         effective amendment any of the securities being registered hereby which remain unsold at the termination of the

         offering.

Insofar as indemnification for liabilities arising under the

Securities Act May be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise,

we have been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore,

unenforceable.

                                            II-4

In the event that a claim for indemnification against such

liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will,

unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate

jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                          SIGNATURES

In accordance with the requirements of the Securities Act of

1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-

2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on

September 30, 2006 ..

Quantum Ventures Inc.

(Registrant)

By:/s/Desmond Ross

      Desmond Ross

      President, Principal Executive, Financial

      And Accounting Officer

   In accordance with the requirements of the Securities Act of

1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated.

         Signature                 Title              Date: September 30, 2006

- ----------------------------------------------------------------------------

/s/Desmond Ross   President, Chief Executive       September 30 , 2006

Desmond Ross      Officer and Director

                 (Principal Executive, Financial and

                  Accounting Officer)

/s/Ronald Nittritz     Secretary, Treasurer and

Ronald Nittritz        Director                    September 30 , 2006